UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

FEBRUARY 16, 2024
Date of Report (date of earliest event reported)
Beyond, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-41850	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

799 W. Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BYON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 16, 2024, the Board of Directors (“Board”) of Beyond, Inc. (“Beyond”) made the following leadership changes, effective February 20, 2024:

Division Chief Executive Officer, Bed Bath & Beyond

Chandra Holt, age 43, has been appointed as Beyond’s Division Chief Executive Officer, Bed Bath & Beyond, and has been designated as Beyond’s co-principal executive officer.

Prior to joining Beyond, Ms. Holt most recently served as the Founder of Incredibrew, LLC, a coffee k-cup company, from October 2022 to present. She served as Chief Executive Officer and President of Conn’s, Inc., from August 2021 to October 2022. From January 2020 to August 2021, Ms. Holt served as Executive Vice President, Chief Merchandising and Integration Officer, Walmart.com at Walmart, Inc. From August 2018 to January 2020, Ms. Holt served as Senior Vice President, Chief Operating Officer of Samsclub.com. Ms. Holt also served as Senior Vice President, GMM - Grocery of Sam’s Club from May 2017 to August 2018 and as Vice President, Proprietary Brands of Sam’s Club from August 2015 to May 2017. Previously, Ms. Holt held multiple positions with Walgreens and Target. Ms. Holt holds an M.B.A. from Carlson School of Management at the University of Minnesota and a Bachelor of Arts from the University of Minnesota.

Ms. Holt is not and has not been involved in any related-party transactions with Beyond requiring disclosure under Item 404(a) of Regulation S-K. Ms. Holt does not have any family relationships with any other director, executive officer, or any persons nominated for such positions.

Division Chief Executive Officer, Overstock

David Nielsen, Beyond’s Interim Chief Executive Officer and President, has been appointed as Beyond’s Division Chief Executive Officer, Overstock and designated as Beyond’s co-principal executive officer. A description of each of the items required to be disclosed by Item 5.02(c)(2) of Form 8-K can be found in Beyond’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2023, and is incorporated by reference herein.

Chief Financial & Administrative Officer

Adrianne Lee, Beyond’s Chief Financial Officer, has been appointed as Beyond’s Chief Financial & Administrative Officer and continues to serve as its principal financial officer and principal accounting officer. A description of each of the items required to be disclosed by Item 5.02(c)(2) of Form 8-K can be found in the proxy statement filed with the SEC by Beyond’s predecessor, Overstock.com, on March 31, 2023, and is incorporated by reference herein.

Compensation Arrangements with Executives

Employment Letters

In connection with the foregoing leadership changes, each of Ms. Holt, Mr. Nielsen, and Ms. Lee entered into an employment letter with Beyond setting forth the terms and conditions of their employment. The employment letters set forth each executive’s annual base salary and target annual bonus as follows: Mr. Nielsen, $900,000 annual base salary and $900,000 annual target bonus; Ms. Holt, $900,000 annual base salary and $900,000 annual target bonus; and Ms. Lee, $600,000 annual base salary and $300,000 annual target bonus.

Each of Mr. Nielsen, Ms. Holt and Ms. Lee will also be a “Tier 2 Participant” in Beyond’s Key Employee Severance Plan (the “Severance Plan”). A copy of Beyond’s Executive Severance Plan has been filed as Exhibit 10.1 to Beyond’s Current Report on Form 8-K filed with the SEC on March 24, 2023.

The foregoing description of the employment letters with each of Mr. Nielsen, Ms. Holt and Ms. Lee are qualified in their entirety by reference to the employment letters, each of which will be filed as exhibits to Beyond’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

Performance Share Awards

In addition, effective February 20, 2024, each of Mr. Nielsen, Ms. Holt and Ms. Lee was granted an award of performance shares under Beyond’s 2005 Equity Incentive Plan (the “2005 Plan”), with 75% of the award tied to achievement of specified stock price hurdles and 25% of the award tied to annual net revenue objectives over a three-year performance period. Each performance share is a unit that represents the right to receive one share of Beyond’s common stock. Each of Mr. Nielsen and Ms. Holt were granted a total of 200,000 performance shares and Ms. Lee was granted a total of 120,000 performance shares. Of these awards, 100,000 of the performance shares granted to Mr. Nielsen (consisting of the net revenue performance shares and the performance shares tied to the $60.00 stock price hurdle), and 20,000 of the net revenue performance shares granted to Ms. Lee (consisting of the portion of such award tied to 2025 and 2026 performance), are subject to stockholder approval of the 2005 Plan Amendment (as defined below) at Beyond’s 2024 annual meeting of stockholders. In the event such stockholder approval is not obtained, these portions of their performance share awards will be forfeited.

Stock Price Hurdle Performance Metrics. The stock price hurdle performance shares will be eligible to vest upon the achievement of three separate stock price hurdles during the three-year period following the grant date as follows:

•$40.00 Stock Price Hurdle: One-third of the performance shares subject to stock price performance will be earned if the average per-share closing price of Beyond’s common stock over any 20 consecutive trading day period equals or exceeds $40.00 per share. The performance shares will vest on the later of (1) the first anniversary of the grant date or (2) the date the price hurdle is achieved during the three-year period following the grant date, subject to continued service through the vesting date.

•$50.00 Stock Price Hurdle: One-third of the performance shares subject to stock price performance will be earned if the average per-share closing price of Beyond’s common stock over any 20 consecutive trading day period equals or exceeds $50.00 per share. The performance shares will vest on the later of (1) the second anniversary of the grant date or (2) the date the price hurdle is achieved during the three-year period following the grant date, subject to continued service through the vesting date.

•$60.00 Stock Price Hurdle: One-third of the performance shares subject to stock price performance will be earned if the average per-share closing price of Beyond’s common stock over any 20 consecutive trading day period equals or exceeds $60.00 per share. The performance shares will vest on the later of (1) the third anniversary of the grant date or (2) the date the price hurdle is achieved, subject to continued service through the vesting date.

If a stock price hurdle is not achieved within the applicable time frame specified above, the portion of the award tied to such stock price hurdle will be forfeited.

Net Revenue Performance Metrics. The net revenue performance shares will vest based on Beyond’s GAAP net revenue over three years, with one-third of the performance shares eligible to vest on each of the first, second, and third anniversaries of the grant date, subject to continued service through the vesting date. The GAAP net revenue targets for purposes of the net revenue performance shares are $2 billion for 2024, $2.7 billion for 2025 and $3.4 billion for 2026. To be eligible to vest in any tranche of the performance shares, Beyond must meet the GAAP net revenue goal established by the Board for the applicable year.

For illustrative purposes only, if all the performance requirements of the performance shares granted to Ms. Holt, Mr. Nielsen and Ms. Lee are met together with the service-based vesting requirements and Beyond’s common stock increases to $60.00 per share (and, with respect to Mr. Nielsen and Ms. Lee, the requisite stockholder approval is obtained), the shares underlying their performance shares would have an aggregate value of $12,000,000, $12,000,000 and $7,200,000. The foregoing description of the employment letters with each of Mr. Nielsen, Ms. Holt and Ms. Lee and performance share awards are qualified in their entirety by reference to the employment letters and form of performance share award agreement, each of which will be filed as exhibits to Beyond’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

Amendment to Beyond, Inc. 2005 Equity Incentive Plan

On February 16, 2024, the Board approved an amendment to Beyond’s 2005 Plan to increase the annual limit on the number of performance shares that may be issued to any eligible participant to 250,000 performance shares, subject to shareholder approval of such amendment at Beyond’s 2024 annual meeting of stockholders (the “2005 Plan Amendment”). For the avoidance of doubt, the 2005 Plan Amendment does not increase the overall share reserve under the 2005 Plan. The foregoing description of the amendment is qualified in its entirety by reference to the amendment, which will be filed as an exhibit to Beyond’s proxy statement for the 2024 annual shareholder meeting.

Item 7.01. Regulation FD Disclosure

On February 20, 2024, Beyond, issued a press release announcing the executive appointments described above.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in this Item 7.01 and the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of Beyond’s filings under the Securities Act of 1933, as amended, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and the Exchange Act. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements about the achievement of financial or performance targets. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in Beyond’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2023, as updated by Beyond’s Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on October 31, 2023, and in our subsequent filings with the SEC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated February 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Chief Legal Officer
Date:	February 20, 2024

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